Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

The Employment Agreement made and entered into effective August 3, 2016 (the “Agreement”), by and among Perrigo Company plc, a public limited company incorporated in Ireland (“Parent”), Perrigo Management Company, a Michigan corporation and a subsidiary of Parent (the “Company”), and John T. Hendrickson (“Executive”) is hereby amended by this Amendment No. 1, effective as of June 5, 2017 (this “Amendment”).

WHEREAS, Parent, the Company, and Executive desire to amend the Agreement in order to provide for the orderly transition of Executive to his successor as Chief Executive Officer of Parent and President of the Company upon the appointment of the Executive’s successor;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, Executive, Parent, and the Company agree as follows:

1.	Paragraph 1 of the Agreement (“Employment Period”) is amended and restated in its entirety, as follows:

“1.    Employment Period. The Company agrees to employ Executive, and Executive agrees to serve the Company and its Affiliates (as defined below), subject to the terms and conditions of this Agreement, for the period (the “Employment Period”) commencing on the Effective Date and ending on the earlier of (i) the termination of Executive’s employment with Parent and its subsidiaries pursuant to Section 4, and (ii) the 60th day following the date upon which a successor Chief Executive Officer, appointed by Parent (the “Successor”), commences employment (or such earlier date as may be determined by the Successor) (such date described in this clause (ii), the “Transition Date”). Provided Executive remains employed through the Transition Date or is earlier terminated by the Company other than for Cause, then upon the Transition Date (or such earlier termination date as the Successor may determine), (x) Executive shall be deemed to have resigned, without any further action by Executive, from any and all positions that Executive held with Parent, the Company, and any of their respective Affiliates immediately prior to the Transition Date; provided that if the foregoing is deemed insufficient to effectuate such resignations, Executive will undertake any and all action necessary and required for such effectuation, as set forth in Section 4(f), and (y) subject to Executive’s execution within 50 days following the Date of Termination, and non-revocation, of a release of claims in the form attached as Exhibit A (1) Executive shall be entitled to receive, and the Company will be required to provide, the payments and benefits described in Section 5(a), and (2) notwithstanding anything in this Agreement to the contrary (including Section 5(a)(vi)), Executive’s termination shall be treated as a “Retirement” (rather than an “Involuntary Termination for Economic Reasons”) for the purposes of all of Executive’s then-outstanding equity incentive awards. For purposes of this Agreement, the term “Affiliate” means an entity controlled by, controlling or under common control with Parent or the Company (for the avoidance of doubt, the Company is an Affiliate of Parent and vice versa).”

2.	Paragraph 4(e) of the Agreement (“Date of Termination”) is amended and restated in its entirety, as follows:

“(e)    Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by Parent or the Company with or without Cause, by Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days following such notice (except that in the case of a termination by Executive without Good Reason, Parent or the Company may in its sole discretion change any such later date to a date of its choosing between the date of such receipt and such later date), or (ii) if Executive’s employment terminated on the Transition Date pursuant to Section 1, the Transition Date, or (iii) if Executive’s employment is terminated by reason of death or Disability, the date of death of Executive or the Disability Effective Date, as the case may be.”

3.	This Amendment may be executed in counterparts and each counterpart will be deemed an original.

4.	Except as expressly provided herein, the Agreement shall remain unaltered and of full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date written above.

EXECUTIVE

/s/ John T. Hendrickson
Name: John T. Hendrickson
Title: Chief Executive Officer, Perrigo
Company plc; President, Perrigo Management Company

PARENT

/s/ Laurie Brlas
Name: Laurie Brlas
Title: Chairman

COMPANY

/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Executive Vice President and Secretary